EXHIBIT 99.3

                Voting Trust Agreement dated as of June 30, 1989
                            Change of Controlling Law

         Pursuant to Section 8.11 of the Voting Trust Agreement dated of as of June 30, 1989 ("Agreement"), the undersigned trustees do hereby agree that, effective as of May 22, 1998, the date upon which Telephone and Data Systems, Inc. became incorporated under the laws of the State of Delaware, all questions concerning the validity and administration of the Agreement and the trust created thereunder shall be determined under the law of the State of Delaware instead of the State of Iowa. A copy of this document is being sent to all Certificate Holders under the Agreement as required by Section 8.11.



Dated:  May 22, 1998                      /s/ Walter C.D. Carlson
                                          --------------------------------------
                                                     Walter C.D. Carlson



Dated:  May 22, 1998                      /s/ Letitia G.C. Carlson
                                          --------------------------------------
                                                     Letitia G.C. Carlson



Dated:  May 22, 1998                      /s/ LeRoy T. Carlson, Jr.
                                          --------------------------------------
                                                     LeRoy T. Carlson, Jr.



Dated:                                    --------------------------------------
      -------------                                   Melanie J. Heald




Dated:  May 22, 1998                      /s/ Donald C. Nebergall
                                          --------------------------------------
                                                     Donald C. Nebergall





























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